UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2007

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5966 La Place Court Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 25, 2007, our NTN Software Solutions, Inc. subsidiary sold substantially all of its intellectual property assets to ESP Systems, LLC, a Virginia limited liability company (“ESP”), in exchange for $215,000 cash. These assets related to our ProHost table management and reservation systems business. ESP did not assume liabilities of the business arising before the date of the closing.

The sale was effected pursuant to an Asset Purchase Agreement dated as of October 25, 2007 among us, NTN Software Solutions, Inc. and ESP.

As part of this Asset Purchase Agreement, we agreed for five years not to compete with ESP in the table management, waitlist and reservation management software and systems business in the United States.

We expect to record a fourth-quarter 2007 gain of approximately $40,000 on our income statement in connection with this transaction. Additionally, we entered into a separate agreement in which we received $50,000 in connection with the termination of our outsourced software development work for Domino’s Pizza, Inc. and determined to wind-down our professional help desk and support and maintenance services. The Company will continue to incur costs until the wind-down is complete.

The assets sold to ESP under the Asset Purchase Agreement constituted substantially all of the remaining operating assets of our Hospitality Division, which had originally consisted of our Software Solutions and Wireless Communications businesses. We have accounted for our Hospitality Division as a reportable segment but we have presented its operations as discontinued operations since the fourth quarter of 2006. When the wind-down of our professional help desk and support and maintenance services is substantially completed, our financial results will be free of such Discontinued Operations performance.

As previously announced in a Form 8-K current report filed on April 4, 2007, our NTN Wireless Communications, Inc. subsidiary sold substantially all of our Wireless Communications assets to a subsidiary of H.M. Electronics, Inc. on March 30, 2007 for $2,400,000 in cash, subject to adjustment under certain circumstances. We received $2.0 million in net proceeds in that transaction, resulting in a gain of $396,000 which was recognized in the first quarter of 2007.

Item 9.01	Financial Statements and Exhibits.

2.2	Asset Purchase Agreement dated as of October 25, 2007 among us, NTN Software Solutions, Inc. and ESP Systems, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: October 31, 2007	By:	/s/ Kendra Berger
Kendra Berger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

2.2	Asset Purchase Agreement dated as of October 25, 2007 among us, NTN Software Solutions, Inc. and ESP Systems, LLC.